As filed with the U.S. Securities and Exchange Commission on March 7, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Valaris Limited
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-1589854 (I.R.S. Employer Identification Number)
Clarendon House, 2 Church Street
Hamilton, Bermuda, HM 11
+1 441 295 1422
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Davor Vukadin
Senior Vice President and General Counsel
Clarendon House, 2 Church Street
Hamilton, Bermuda, HM 11
(713) 789-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Tull R. Florey
Gibson, Dunn & Crutcher LLP
811 Main Street, Suite 3000
Houston, Texas 77002
(346) 718-6600

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Valaris Limited
4,760,965 Common Shares
This prospectus relates to the resale, from time to time, of 4,760,965 of our common shares, $0.01 par value per share (the “Common Shares”) by the selling shareholders named in this prospectus or in a supplement hereto.
We are registering the offer and sale of the Common Shares to satisfy registration rights we have granted to the selling shareholders pursuant to the equity registration rights agreement, dated as of April 30, 2021 (the “Registration Rights Agreement”). We have agreed to bear all of the expenses incurred in connection with the registration of the Common Shares covered by this prospectus. The selling shareholders will pay or assume brokerage commissions and similar charges, if any, incurred in the sale of Common Shares.
We are not selling any Common Shares under this prospectus and will not receive any proceeds from the sale of Common Shares by the selling shareholders. The Common Shares to which this prospectus relates may be offered and sold from time to time directly by the selling shareholders or alternatively through underwriters, broker dealers or agents. The selling shareholders will determine at what price they may sell the Common Shares offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. We cannot predict the timing or amount of future sales of our Common Shares by the selling shareholders pursuant to this prospectus. For additional information on the methods of sale that may be used by the selling shareholders, see the section entitled “Plan of Distribution.”
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.
Our Common Shares are quoted on the New York Stock Exchange (the “NYSE”) under the symbol “VAL.” On March 6, 2025, the last reported sale price of Common Shares on the NYSE was $34.83 per share.
Investing in our Common Shares involves a high degree of risk. Before buying any Common Shares, you should carefully read the discussion of material risks of investing in our Common Shares in “Risk Factors” beginning on page 3 hereof and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2024 and our other filings with the Securities and Exchange Commission (the “SEC”) that are incorporated into this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Prospectus dated March 7, 2025

i

EXPLANATORY NOTE
On August 19, 2020, Valaris plc, a public limited company incorporated under the laws of England and Wales (“Legacy Valaris”), and certain of its wholly owned direct and indirect subsidiaries (collectively, the “Debtors”), commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases were jointly administered under the caption In re Valaris plc, et al. On February 5, 2021, the Debtors filed with the Bankruptcy Court the Debtors’ Fourth Amended Joint Chapter 11 Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (as amended, modified or supplemented from time to time, the “Plan”), and on March 3, 2021, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Order”).
In connection with the Chapter 11 Cases and the Plan, on and prior to the Effective Date (as defined below), the Company effectuated certain restructuring transactions, pursuant to which Valaris Limited, a Bermuda exempted company (“Valaris” and, together with the Debtors and non-Debtor subsidiaries, the “Company,” “we,” “us” or “our”) was formed and — through a series of transactions — Legacy Valaris transferred to a subsidiary of Valaris substantially all of the subsidiaries, and other assets, of Legacy Valaris. On April 30, 2021 (the “Effective Date”), the Plan became effective in accordance with its terms, the Debtors emerged from chapter 11 and Valaris became the new parent company.
On the Effective Date, Valaris entered into the Registration Rights Agreement with certain parties who received Common Shares under the Plan. Among other things, the Registration Rights Agreement requires Valaris to register for resale the Common Shares pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).
Valaris is filing the registration statement of which this prospectus forms a part pursuant to the foregoing registration obligations. The foregoing description of the Registration Rights Agreement is only a summary and does not purport to be complete, and such description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC. This prospectus provides you with a general description of us and the Common Shares that may be offered by the selling shareholders. Because each of the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each time securities are offered by the selling shareholders pursuant to this prospectus, the selling shareholders may be required to provide you with this prospectus and, in certain cases, a prospectus supplement that will contain specific information about the selling shareholders and the terms of the securities being offered. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and any prospectus supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not, and the selling shareholders have not, authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus that we have prepared. We and the selling shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling shareholders are not, making any offer to sell the Common Shares in any jurisdiction where the offer is not permitted. The information contained or incorporated by reference in this prospectus is accurate only as of the date on the cover of this prospectus or, in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this prospectus or of any sale of the Common Shares. Our business, financial condition, results of operations and prospects may have changed since such dates.
Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the Common Shares and the distribution of this prospectus outside the United States.
The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the Common Shares to and between persons resident and non-resident of Bermuda for exchange control purposes, provided such shares remain listed on an appointed stock exchange, which includes the NYSE.
Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to Valaris’ performance or Valaris’ creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of Valaris’ business or for the correctness of any opinions or statements expressed in this prospectus.
This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 of which this prospectus constitutes a part. This prospectus does not contain all of the information found in the registration statement. For further information regarding us and the Common Shares offered by this prospectus, you may desire to review the full registration statement, including its exhibits and schedules, filed under the Securities Act. The SEC maintains a website on the internet at www.sec.gov. Our registration statement, of which this prospectus constitutes a part, can be downloaded from the SEC’s website.
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports and other information may be obtained from the SEC’s website as provided above. Our website is located at www.valaris.com and we make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website, other than information specifically incorporated by reference herein, is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or any prospectus supplement or amendment or a document incorporated by reference in this prospectus or in any prospectus supplement or amendment will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modified or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):
•
our Annual Report on Form 10-K for the year ended December 31, 2024; and

•
the description of our Common Shares contained in our Form 8-A filed on April 30, 2021, and any amendments or reports filed for the purpose of updating such description, including Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2021.

We also incorporate by reference into this prospectus any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion or termination of the offering of the securities. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. You may obtain a copy of these filings by writing or telephoning:
Valaris Limited
Attention: Investor Relations
5847 San Felipe, Suite 3300
Houston, Texas 77057
Phone: (713) 789-1400

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Statements contained or incorporated by reference in this prospectus that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “likely,” “outlook,” “plan,” “project,” “could,” “may,” “might,” “should,” “will” and similar words and specifically include statements regarding expected financial performance; expected utilization, day rates, revenues, operating expenses, cash flows, contract status, terms and duration, contract backlog, capital expenditures, insurance, financing and funding; the offshore drilling market, including supply and demand, customer drilling programs, stacking of rigs, effects of new rigs on the market and effect of the volatility of commodity prices; expected work commitments, awards, contracts and letters of intent; the availability, delivery, mobilization, contract commencement or relocation or other movement of rigs and the timing thereof; rig reactivations, enhancement, upgrade or repair and timing and cost thereof; the suitability of rigs for future contracts; performance and expected benefits of our joint ventures, including our joint venture with Saudi Arabian Oil Company; timing of the delivery of the Saudi Aramco Rowan Offshore Drilling Company (“ARO”) newbuild rigs and the timing of additional ARO newbuild orders; divestitures of assets; general market, business and industry conditions, trends and outlook; general political conditions, including political tensions, conflicts and war; the impacts and effects of public health crises, pandemics and epidemics; future operations; the effectiveness of our cybersecurity programs; uncertainty around the use and impacts of artificial intelligence (“AI”) applications; expectations regarding our sustainability targets and strategy; the impact of increasing regulatory complexity; the outcome of tax disputes, assessments and settlements; expense management; and the likely outcome of litigation, legal proceedings, investigations or insurance or other claims or contract disputes and the timing thereof.
Such statements are subject to numerous risks, uncertainties and assumptions that may cause actual results to vary materially from those indicated, including:
•
delays in contract commencement dates or cancellation, suspension, renegotiation or termination with or without cause of drilling contracts or drilling programs as a result of general or industry-specific economic conditions, regulatory changes, mechanical difficulties, performance, delays in the delivery of critical drilling equipment, failure of the customer to receive final investment decision (FID) for which the drilling rig was contracted or other reasons;

•
changes in worldwide rig supply and demand, competition or technology, including as a result of delivery of newbuild drilling rigs or reactivation of stacked drilling rigs;

•
general economic and business conditions, including recessions, inflation, volatility affecting the banking system and financial markets and adverse changes in the level of international trade activity;

•
requirements to make significant expenditures in connection with rig reactivations, customer drilling requirements, joint ventures and to comply with governing laws or regulations in the regions we operate;

•
loss of a significant customer or customer contract, as well as customer consolidation and changes to customer strategy, including focusing on renewable energy projects;

•
our ability to attract and retain skilled personnel on commercially reasonable terms, whether due to labor regulations, rising wages, unionization, or otherwise, or to retain employees;

•
the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems, including our rig operating systems;

•
the adequacy of sources of liquidity for us and our customers;

•
risks inherent to drilling rig reactivations, repair, modification or upgrades, unexpected delays in equipment delivery, engineering, design or commissioning issues following delivery, or changes in the commencement, completion or service dates;

•
our ability to generate operational efficiencies from our shared services center and potential risks relating to the processing of transactions and recording of financial information;

v

•
downtime and other risks associated with offshore rig operations, including rig or equipment failure, damage and other unplanned repairs, the limited availability of transport vessels, hazards, self-imposed drilling limitations and other delays due to severe storms and hurricanes and the limited availability or high cost of insurance coverage for certain offshore perils, such as hurricanes in the Gulf of Mexico or associated removal of wreckage or debris;

•
our customers cancelling or shortening the duration of our drilling contracts, cancelling future drilling programs and seeking pricing and other contract concessions from us;

•
decreases in levels of drilling activity and capital expenditures by our customers, whether as a result of the global capital markets and liquidity, prices of oil and natural gas, changes in tax policy (such as the United Kingdom’s windfall tax on oil and gas producers in the British North Sea), climate change concerns or otherwise, which may cause us to idle, stack or retire additional rigs;

•
impacts and effects of public health crises, pandemics and epidemics, the related public health measures implemented by governments worldwide, the duration and severity of the outbreak and its impact on global oil demand, the volatility in prices for oil and natural gas and the extent of disruptions to our operations;

•
disruptions to the operations and business of our key customers, suppliers and other counterparties, including impacts affecting our supply chain and logistics;

•
governmental action, terrorism, cyber-attacks, piracy, military action and political and economic uncertainties, including civil unrest, political demonstrations, mass strikes, or an escalation or additional outbreak of armed hostilities or other crises in oil or natural gas producing areas, which may result in expropriation, nationalization, confiscation or deprivation or destruction of our assets; suspension and/or termination of contracts based on force majeure events or adverse environmental safety events; or volatility in prices of oil and natural gas;

•
risks and challenges resulting from the use of AI by us, third-party service providers or our competitors;

•
disputes over production levels among members of the Organization of Petroleum Exporting Countries and other oil and gas producing nations (“OPEC+”), which could result in increased volatility in prices for oil and natural gas that could affect the markets for our services;

•
our ability to enter into, and the terms of, future drilling contracts, including contracts for acquired rigs, for rigs currently idled and for rigs whose contracts are expiring;

•
any failure to execute definitive contracts following announcements of letters of intent, letters of award or other expected work commitments;

•
the outcome of litigation, legal proceedings, investigations or other claims or contract disputes, including any inability to collect receivables or resolve significant contractual or day rate disputes, and any renegotiation, nullification, cancellation or breach of contracts with customers or other parties;

•
internal control risk due to changes in management, hiring of employees, employee reductions and our shared service center;

•
governmental regulatory, legislative and permitting requirements affecting drilling operations, including limitations on drilling locations, limitations on new oil and gas leasing in United States federal lands and waters, and legislative or regulatory measures to limit or reduce greenhouse gas emissions;

•
governmental policies that could reduce demand for hydrocarbons, including mandating or incentivizing the conversion from internal combustion engine powered vehicles to electric-powered vehicles;

•
forecasts or expectations regarding the global energy transition, including consumer preferences for alternative fuels and electric-powered vehicles, as part of the global energy transition;

•
increased scrutiny from regulators, market and industry participants, stakeholders and others in regard to our sustainability practices and reporting;

•
our ability to achieve our sustainability aspirations, targets, goals and commitments, or the impact of any changes to such matters;

•
potential impacts on our business resulting from climate-change, and the impact on our business from climate-change related physical changes or changes in weather patterns;

•
new and future regulatory, legislative or permitting requirements, future lease sales, changes in laws, rules and regulations that have or may impose increased financial responsibility, additional oil spill abatement contingency plan capability requirements and other governmental actions that may result in claims of force majeure or otherwise adversely affect our existing drilling contracts, operations or financial results;

•
environmental or other liabilities, risks, damages or losses, whether related to storms, hurricanes or other weather-related events (including wreckage or debris removal), collisions, groundings, blowouts, fires, explosions, cyber-attacks, terrorism or otherwise, for which insurance coverage and contractual indemnities may be insufficient, unenforceable or otherwise unavailable;

•
tax matters, including our effective tax rates, tax positions, results of audits, changes in tax laws (including global minimum tax initiatives), treaties and regulations, tax assessments and liabilities for taxes;

•
our ability to realize the expected benefits of ARO, including our ability to fund any required capital contributions or to enforce any payment obligations of the joint venture pursuant to outstanding shareholder notes receivable, and the benefits of our other joint ventures;

•
the potentially dilutive impacts of outstanding warrants;

•
the costs, disruption and diversion of our management’s attention associated with campaigns by activist securityholders; and

•
adverse changes in foreign currency exchange rates.

In addition to the numerous risks, uncertainties and assumptions described above, you should also carefully read and consider “Item 1A. Risk Factors” in Part I and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II of our Annual Report on Form 10-K. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements, except as required by law. You should consider these risks and uncertainties when you are evaluating an investment in the Common Shares.

PROSPECTUS SUMMARY
This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before making an investment decision. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors.”
When referring to “Valaris,” the “Company,” “us,” “our,” “we,” or similar expressions, the intent is to refer to Valaris Limited, a Bermuda exempted company, and its consolidated subsidiaries as a whole or on an individual basis, depending on the context in which the statements are made.
Our Company
Valaris Limited (NYSE: VAL) is a leading provider of offshore contract drilling services to the international oil and gas industry with operations in almost every major offshore market.
Risk Factors
You should carefully consider the risks described under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” and elsewhere in this prospectus, any prospectus supplement or amendment, Valaris’ most recent Annual Report on Form 10-K and most recent Quarterly Reports on Form 10-Q. The described risks could materially and adversely affect our business, financial condition or results of operations. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the trading price of our Common Shares could decline and you could lose some or all of your investment.
Corporate Information
Our Common Shares are traded on the NYSE under the symbol “VAL.” Our principal executive offices are located at Clarendon House, 2 Church Street, Hamilton, Bermuda, HM 11. The main telephone number is +1 441 295 1422. Information contained on our website, www.valaris.com, does not constitute a part of this prospectus.

The Offering
The following summary contains basic information about the Common Shares and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the Common Shares, see “Description of Capital Stock” in this prospectus.
Summary of the Common Shares
Issuer
Valaris Limited, a Bermuda exempted company.
Common Shares offered by the selling shareholders
Up to 4,760,965 Common Shares.
Common Shares issued and outstanding as of February 14, 2025
71,032,299 Common Shares.
Use of proceeds
We will not receive any of the proceeds from the sale of Common Shares that may be sold by the selling shareholders from time to time pursuant to this prospectus.
NYSE ticker symbol
“VAL”

RISK FACTORS
An investment in our Common Shares involves a significant degree of risk. Before you invest in our Common Shares, you should carefully consider the risks described under “Risk Factors” and elsewhere in this prospectus, any prospectus supplement or amendment, Valaris’ most recent Annual Report on Form 10-K and future filings incorporated by reference. If any of the risks discussed in this prospectus occur, our business, prospects, liquidity, financial condition and results of operations could be materially impaired, in which case the price of the Common Shares could decline significantly and you could lose all or part of your investment. The risks described herein and in any document incorporated by reference are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to Our Common Shares
The price of our Common Shares may be volatile, which could negatively affect the price of your investment.
The market price of our Common Shares may be volatile, and you may not be able to resell your shares at or above the price at which you purchased your Common Shares. Factors which could have a significant impact on the market price of our Common Shares include, but are not limited to, the following, most of which we cannot control:
•
regional and global economic conditions and changes therein, including recessions;

•
oil and natural gas supply and demand, which is affected by worldwide economic activity and population growth;

•
expectations regarding future energy prices;

•
the desire and ability of OPEC+, its members and other oil-producing nations, such as Russia, to reach further agreements to set and maintain production levels and pricing and to implement existing and future agreements;

•
the availability of capital for oil and natural gas participants, including our customers, and capital allocation decisions by our customers, including the relative economics of offshore development versus alternative prospects;

•
the level of production by non-OPEC+ countries;

•
changes in financial estimates or recommendations by securities analysts or failure to meet analysts’ performance expectations;

•
actions by shareholder activists that may not be in the best long-term interest of the Company;

•
additions or departures of key members of management;

•
any increased indebtedness we may incur in the future;

•
speculation or reports by the press or investment community with respect to us or our industry in general;

•
the worldwide military or political environment, including the Russia-Ukraine conflict and the conflicts in the Middle East and any related political or economic responses, global macroeconomic effects of trade disputes and increased tariffs, such as those imposed, or that may be imposed, by the U.S. beginning in February 2025, and sanctions and uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in oil or natural gas producing areas or geographic areas in which we operate, or acts of terrorism;

•
U.S. and non-U.S. tax policy, including the U.K. windfall tax on oil and gas producers in the British North Sea;

•
advances in exploration and development technology, including with respect to onshore shale;

•
costs associated with exploring for, developing, producing and delivering oil and natural gas;

•
the rate of discovery of new oil and natural gas reserves and the rate of decline of existing oil and gas reserves;

•
investors reducing, or ceasing to provide, funding to the oil and natural gas industry in response to initiatives to limit or otherwise address climate change;

•
laws and government regulations that limit, restrict or prohibit exploration and development of oil and natural gas in various jurisdictions, or materially increase the cost of such exploration and development;

•
the development and exploitation of alternative fuels or energy sources, resulting in reduced capital spending by our customers on oil and natural gas projects, and increased demand for electric-powered products, including electric-powered vehicles;

•
disruption to exploration and development activities due to hurricanes and other adverse weather conditions and the risk thereof;

•
natural disasters or incidents resulting from operating hazards inherent in offshore drilling, such as oil spills; and

•
the occurrence or threat of epidemic or pandemic diseases and any government response to such occurrence or threat.

These and other factors may lower the market price for our Common Shares, regardless of our actual operating performance. In the event of a drop in the market price of our Common Shares, you could lose a substantial part or all of your investment in our Common Shares.
Higher commodity prices may not necessarily translate into increased activity, however, and even during periods of high commodity prices, customers may cancel or curtail their drilling programs, or reduce their levels of capital expenditures for exploration and production for a variety of reasons, including their expectations for future oil and natural gas prices, the cost of exploration efforts, extended periods of price volatility, their lack of success in exploration efforts and re-allocating capital expenditures for renewable energy projects.
Broad market and industry factors may decrease the market price of our Common Shares, regardless of our actual operating performance. The stock market has experienced extreme price and volume fluctuations, including periods of sharp decline. In the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us in the future, could result in substantial costs and be a diversion of our management’s attention and resources.
Sales of our Common Shares by existing shareholders, or the perception that these sales may occur, especially by significant shareholders of the Company, may cause our share price to decline.
If our existing shareholders, in particular our significant shareholders, sell substantial amounts of our Common Shares in the public market, or are perceived by the public market as intending to sell, the trading price of our Common Shares could decline. Up to 4,760,965 of our Common Shares may be sold pursuant to this prospectus by the selling shareholders, which represent approximately 6.7% of our issued and outstanding Common Shares as of February 14, 2025. In addition, sales of these Common Shares could impair our ability to raise capital, should we wish to do so. We cannot predict the timing or amount of future sales of our Common Shares by the selling shareholders pursuant to this prospectus.

USE OF PROCEEDS
All of the Common Shares covered by this prospectus are being sold by the selling shareholders. See “Selling Shareholders.” We will not receive any proceeds from these sales of our Common Shares. We will pay all reasonable costs, fees and expenses incurred in effecting the registration of the Common Shares covered by this prospectus, including, without limitation, the SEC registration fee with respect to the Common Shares covered by this prospectus, reasonable fees and expenses of counsel, auditors and accountants and reasonable fees and expenses of underwriters to the extent customarily paid by issuers or sellers of securities.

SELLING SHAREHOLDERS
This prospectus covers the offering for resale of up to an aggregate of 4,760,965 Common Shares that may be offered and sold from time to time under this prospectus by the selling shareholders identified below, subject to any appropriate adjustment as a result of any share dividend, share split or distribution, or in connection with a combination of shares, and any security into which the Common Shares shall have been converted or exchanged in connection with a recapitalization, reorganization, reclassification, merger, amalgamation, consolidation, exchange, distribution or otherwise.
The selling shareholders acquired the Common Shares offered hereby either in connection with our emergence from bankruptcy on April 30, 2021 or in open market purchases. On April 30, 2021, we entered into the Registration Rights Agreement with the selling shareholders pursuant to which we were obligated to prepare and file a registration statement to permit the resale of certain Common Shares held by the selling shareholders from time to time as permitted by Rule 415 promulgated under the Securities Act.
We have prepared the information immediately following this paragraph, the table and the related notes based on information supplied to us by the selling shareholders, and such information is as of March 5, 2025. We have not sought to verify such information. We believe, based on information supplied by the selling shareholders, that except as may otherwise be indicated in the footnotes to the table below, the selling shareholders have sole voting and dispositive power with respect to the Common Shares reported as beneficially owned by them. Because the selling shareholders identified in the table may sell some or all of the Common Shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the Common Shares, no estimate can be given as to the number of the Common Shares available for resale hereby that will be held by the selling shareholders upon termination of this offering. In addition, the selling shareholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Common Shares they hold in transactions exempt from the registration requirements of the Securities Act after the date on which the selling shareholders provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the selling shareholders will sell all of the Common Shares beneficially owned by them that are covered by this prospectus. The selling shareholders are not obligated to sell any of the Common Shares offered by this prospectus. The percent of beneficial ownership for the selling shareholders is based on 71,032,299 Common Shares outstanding as of February 14, 2025.
Certain selling shareholders are affiliates of broker-dealers (but are not themselves broker-dealers). Each of these broker-dealer affiliates acquired the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. These broker-dealer affiliates did not receive the securities to be sold in the offering as underwriting compensation.
Name of Selling Shareholder	Common Shares Beneficially Owned Prior to the Offering(1)		Common Shares Offered Hereby	Common Shares Beneficially Owned After Completion of the Offering
	Number	Percentage		Number	Percentage
Oak Hill Advisory Entities(2)	4,760,965	6.7%	4,760,965	—	—

(1)
The amounts and percentages of Common Shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

(2)
Consists of (i) 16,260 Common Shares owned by OHA Artesian Customized Credit Fund I, L.P., (ii) 54,612 Common Shares owned by OHA Black Bear Fund, L.P., (iii) 85,954 Common Shares owned by OHA Diversified Credit Strategies Fund Master, L.P., (iv) 11,432 Common Shares owned by Superannuation Funds Management Corporation of South Australia as trustee for Credit Unit Trust, (v) 12,653 Common Shares owned by OHA Enhanced Credit Strategies Master Fund, L.P., (vi) 34,980 Common Shares owned by Future Fund Board of Guardians, (vii) 73,547 Common Shares owned by Indiana Public Retirement System, (viii) 12,990 Common Shares owned by Illinois State Board of Investment, (ix) 311,315 Common Shares owned by OHA KC Customized Credit Master Fund, L.P., (x) 5,659 Common Shares owned by Northwell Health Inc., (xi) 285,452 Common Shares owned by OHA Centre Street Partnership, L.P., (xii) 15,243 Common Shares owned by OCA OHA Credit Fund LLC, (xiii) 206,339 Common Shares owned by OHA SA Customized Credit Fund, L.P., (xiv) 2,137,906 Common Shares owned by OHA Strategic Credit Master Fund II, L.P., (xv) 1,482,266 Common Shares owned by OHA Tactical Investment Master Fund, L.P., and (xvi) 14,357 Common Shares owned by OHAT Credit Fund, L.P. (collectively, the “Oak Hill Advisory Entities”). Voting or investment control over the Common Shares owned by the Oak Hill Advisory Entities is held by Oak Hill Advisors, L.P., in its capacity as investment manager. The address for the Oak Hill Advisory Entities is One Vanderbilt, 16th Floor, New York, NY 10017.

PLAN OF DISTRIBUTION
This prospectus relates to the resale, from time to time, by the selling shareholders identified in this prospectus of up to 4,760,965 Common Shares. As of the date of this prospectus, we have not been advised by the selling shareholders as to any plan of distribution. Distributions of the Common Shares by the selling shareholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which securities may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the Common Shares may be sold include:
•
privately negotiated transactions;

•
underwritten transactions;

•
exchange distributions and/or secondary distributions;

•
sales in the over-the-counter market;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•
short sales;

•
hedging transactions;

•
through the writing of options on the shares, whether or not the options are listed on an options exchange;

•
through the distributions of the shares by any selling shareholder to its partners, members or shareholders;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The selling shareholders may also sell Common Shares under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.
Such transactions may be effected by the selling shareholders at market prices prevailing at the time of sale or at negotiated prices. The selling shareholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling shareholders and may receive commissions from the purchasers of the securities for whom they may act as agent. Broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share. The selling shareholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Common Shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the Common Shares for sale under the Securities Act and to indemnify the selling shareholders and each person who participates as an underwriter in the offering of the Common Shares against certain civil liabilities, including certain liabilities under the Securities Act.
In connection with sales of the securities under this prospectus, the selling shareholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.
The selling shareholders may from time to time pledge or grant a security interest in some or all of the Common Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Shares from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.
There can be no assurances that the selling shareholders will sell any or all of the securities offered under this prospectus.

DESCRIPTION OF CAPITAL STOCK
The following description of our share capital summarizes certain provisions of our memorandum of association (the “Memorandum”) and our bye-laws (the “Bye-laws”). Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Memorandum and the Bye-laws, copies of which have been filed as Exhibits 3.1 and 3.2 to the registration statement of which this prospectus forms a part and incorporated by reference herein. You are urged to read the exhibits for a complete understanding of the Memorandum and the Bye-laws.
Authorized Capitalization
The authorized share capital of Valaris consists of 700,000,000 common shares of a par value of $0.01 each (the “Common Shares”) and 150,000,000 preference shares of a par value of $0.01 each of such class or classes having the rights as the Board may determine from time to time (the “Preference Shares”).
Common Shares
Voting Rights
The holders of Common Shares are entitled to one vote per Common Share. The Bye-laws of Valaris do not provide for cumulative voting.
There are no limitations imposed by Bermuda law or the Bye-laws on the right of nonresident shareholders to hold or vote their Common Shares.
If at any time there is more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (i) with the consent in writing of the holders of 75% of the issued and outstanding shares of that class; or (ii) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing one-third of the issued and outstanding shares of the relevant class is present. The Bye-laws provide that the rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
Under Bermuda law, some matters, such as altering the Memorandum or the Bye-laws, changing the name of Valaris and the voluntarily winding up of Valaris, require the approval of shareholders by a resolution passed by the affirmative vote of shares carrying not less than a majority of the total voting rights of all issued and outstanding shares.
Quorum for General Meetings
The quorum for general meetings of shareholders is the presence of one or more shareholders who, present in person (which, in the case of a corporate shareholder shall include being present by a representative) or by proxy, hold or represent at least fifty percent of the total voting rights of all issued and outstanding Voting Shares (as defined in the Bye-laws). Pursuant to Bermuda law, the matters set out below require the presence of at least two persons holding or representing more than one-third of the issued and outstanding shares of Valaris or the class of shares to be varied:
•
the amalgamation or merger with entities (other than with certain affiliated entities); and

•
the variation of share rights (as noted above).

Dividends
Subject to any rights and restrictions of any other class or series of shares, the Board of the Directors of the Company (the “Board”) may, from time to time, declare dividends on the shares issued and authorize payment of the dividends. The Board may declare that any dividend be paid to the members wholly or partly in cash or in specie.

Although Valaris has not and does not expect to pay periodic cash dividends on Common Shares, any future declaration and payment of dividends by Valaris would be:
•
dependent upon its results of operations, financial condition, cash requirements and other relevant factors;

•
subject to the discretion of its Board; and

•
subject to restrictions contained in debt instruments.

Valaris may not declare or pay a dividend, or make a distribution out of contributed surplus, if there are reasonable grounds for believing that (i) the Company is, or would after the payment be, unable to pay its liabilities as they become due; or (ii) the realizable value of the Company’s assets would thereby be less than its liabilities. “Contributed surplus” is defined for purposes of section 54 of the Companies Act 1981 of Bermuda (the “Companies Act”) to include the proceeds arising from donated shares, credits resulting from the redemption or conversion of shares at less than the amount set up as nominal capital and donations of cash and other assets to the Company.
Capitalization of Profits and Reserves
Pursuant to the Bye-laws, the Board may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro-rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.
Liquidation
In the event of Valaris’ liquidation, dissolution or winding up, the holders of Common Shares are entitled to share equally and ratably in Valaris’ assets, if any, remaining after the payment of all of its debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares of the Company.
No Sinking Fund
The Common Shares have no sinking fund provisions.
No Liability for Further Calls or Assessments
The Common Shares are duly and validly issued, fully paid and non-assessable.
No Preemptive Rights
Holders of Common Shares have no preemptive or preferential right to purchase any securities of Valaris.
Redemption and Conversion
The Common Shares are not convertible into shares of any other class or series or be subject to redemption either by Valaris or the holder of the shares.
Repurchase
Under the Bye-laws, Valaris may purchase any issued Common Shares in the circumstances and on the terms as are agreed by Valaris and the holder of the shares whether or not Valaris has made a similar offer to all or any other of the holders of Common Shares. Such repurchase may not be made if, on the date on which the repurchase is to be effected, there are reasonable grounds for believing that Valaris is, or after the repurchase, will be unable to pay its liabilities as they fall due.

Restrictions on Transfer
Subject to the rules of the NYSE and any other stock exchange on which the Common Shares may be listed, the Board may refuse to register a transfer unless all applicable consents, authorizations, and permissions are obtained for any government body or agency in Bermuda.
Emergence Warrants
On the Effective Date and pursuant to the Plan, Valaris entered into a Warrant Agreement (the “Warrant Agreement”) with Computershare Inc. and Computershare Trust Company, N.A., as warrant agent, which provides for Valaris’ issuance of up to an aggregate of 5,645,161 warrants (the “Warrants”) exercisable for up to an aggregate of 5,645,161 Common Shares to former holders of Legacy Valaris’ equity interests, on the Effective Date in accordance with the terms of the Plan, the Confirmation Order and the Warrant Agreement. As of December 31, 2024, we had 5,470,950 Warrants outstanding.
The Warrants are exercisable from the date of issuance until 5:01 p.m., Eastern Time, on April 29, 2028, at which time all unexercised Warrants will expire and the rights of the holders of such Warrants to purchase Common Shares will terminate. The Warrants are initially exercisable for one Common Share per Warrant at an initial exercise price of $131.88 per Warrant (the “Exercise Price”).
Pursuant to the Warrant Agreement, no holder of a Warrant, by virtue of holding or having a beneficial interest in a Warrant, has the right to vote, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of Valaris’ directors or any other matter, or exercise any rights whatsoever as a shareholder of Valaris unless, until and only to the extent such holders become holders of record of shares of Common Shares issued upon settlement of Warrants.
The number of Common Shares for which a Warrant is exercisable, and the Exercise Price, are subject to adjustment from time to time upon the occurrence of certain events, such as: (1) share splits, reverse share splits, share dividends or share repurchases to holders of Common Shares or (2) a reclassification in respect of Common Shares.
The foregoing description of the Warrant Agreement is qualified in its entirety by reference to the full text of the Warrant Agreement, which is attached as Exhibit 4.4 to the registration statement of which this prospectus forms a part and is incorporated herein by reference.
Anti-Takeover Provisions
General
The Bye-laws have provisions that could have an anti-takeover effect. These provisions are intended to enhance the ability of the Board to deal with unsolicited takeover attempts by increasing the likelihood of continuity and stability in the composition of the Board. These provisions could have the effect of discouraging transactions that may involve an actual or threatened change of control of Valaris.
Number of Directors
The Bye-laws provide that the Board will consist of not less than three directors nor more than fifteen directors, the exact number to be set from time to time by the Board.
Advance Notice Provisions
The Bye-laws establish an advance notice procedure that must be followed by shareholders if they wish to propose business or nominate candidates for election as directors at an annual general meeting of shareholders. The Bye-laws provide generally that, if a shareholder desires to propose business or nominate a candidate for election as a director at an annual general meeting, then such shareholder must give notice not less than 90 days nor more than 120 days prior to the anniversary of the last annual general meeting. The notice must contain specified information concerning the shareholder submitting the proposal.

Removal of Directors
The Bye-laws provide that a director may only be removed, with cause, by the shareholders and that notice of the shareholders meeting convened to remove the director must be given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his or her removal.
Preference Shares
The Board is authorized to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of Preference Shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights (including voting rights), qualifications, limitations and restrictions of the Preference Shares of each such series. The Board could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Common Shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares. No preferred shares have been established as of the date of this prospectus.
Written Resolutions
Shareholders may pass resolutions by way of written consent of shareholders in the following manner:
(a)   where the matters which are the subject of the resolutions have not previously been approved by the Board, at the time they are signed by all the shareholders, who at the date that the notice of the written resolution is given, would be entitled to attend, vote and pass a resolution at a general meeting of the Company; or
(b)   where the matters which are the subject of the resolutions have previously been approved by the Board, at the time they are signed by the requisite voting majority required by applicable law or the Bye-laws by those shareholders, who at the date that the notice of the written resolution is given, would be entitled to attend, vote and pass a resolution at a general meeting of the Company.
Business Combinations
As a Bermuda company, Valaris is not subject to Section 203 of the Delaware General Corporation Law, which restricts business combinations with interested shareholders.
Proceedings of Board of Directors
The Bye-laws provide that our business is to be managed and conducted by the Board. Bermuda law permits individual and corporate directors and there is no requirement in the Bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our Bye-laws or Bermuda law that our directors must retire at a certain age.
The remuneration of our directors may be determined by the Board or any committee or person authorized to do so by the Board.
The Bye-laws provide that, subject to the Company’s policies and procedures, if a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to count in the quorum and vote in respect of any such contract or arrangement in which he or she is interested.
Amalgamations and Mergers
The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the Board and by the shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Shareholder Suits
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.
Access to Books and Records and Dissemination of Information
Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company’s memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings of the shareholders and the company’s audited financial statements, which must be presented to the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. A company is also required to file with the Registrar of Companies in Bermuda a list of its directors to be maintained on a register, which register will be available for public inspection subject to such conditions as the Registrar may impose and on payment of such fee as may be prescribed. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Protection of Minorities
Under Bermuda law, members of a company are entitled to have the affairs of the company conducted in accordance with general law and in particular with the company’s memorandum of association and bye-laws.
Under the general rule known as the rule in Foss v Harbottle, which is recognized in Bermuda, a court will generally refuse to interfere in the management of a company at the instance of a minority of its members who are dissatisfied with the conduct of the company’s affairs by the majority or by the board of directors. The fundamental proposition of Bermuda law is that a minority member cannot sue for a wrong done to the company or bring proceedings to rectify an internal irregularity in circumstances where the majority can lawfully ratify the same.
Every member is, however, entitled to have the affairs of the company conducted properly according to law. As such, if those who control the company have persistently disregarded the requirements of company law or the provisions of the company’s memorandum of association or bye-laws, the court will grant relief. In general, the exceptions to the Foss v Harbottle rule are as follows:
(i)
the act complained of is ultra vires or illegal and not capable of ratification by the majority;

(ii)
the act complained of constitutes a fraud on the minority where the wrongdoers control the company;

(iii)
the act complained of constitutes an infringement of individual rights of members, such as the right to vote, pre-emption rights, etc.; and

(iv)
where the company has not complied with provisions requiring that the relevant act be approved by a special or extraordinary majority of the members.

Where the act complained of is not ultra vires or illegal then a member cannot take action himself because it is an action which is capable of ratification by a majority of the members. However, if the claim by the members is that the directors have carried on an act which is ultra vires or illegal, then the member has a right of action on behalf of himself or herself and others to sue the directors with any damages awarded going to the company itself.
Where the perpetrators of the act which constitutes the fraud against the minority are themselves in control of the company or where a resolution which requires a special or extraordinary majority has only been passed with a simple majority, it is open to the aggrieved member to take an action in his or her own name. While it is generally for the company to bring action against its directors for wrongdoing, it is recognized that the company may be prevented from doing so where the wrongdoers have effective control of the company.
Any member of a company is entitled to complain that the affairs of the company are being conducted or have been conducted in a manner oppressive or unfairly prejudicial to the interests of the members or some number of them, and petition the Bermuda court to seek either a winding-up order or an alternative remedy if a winding-up order would be unfairly prejudicial to them. In considering whether to wind up a company, the Bermuda court will consider whether it is “just and equitable” to do so.
A statutory right of action is conferred on subscribers of shares in a company against persons, including directors and officers, responsible for the issue of a prospectus in respect of loss or damage suffered by reason of an untrue statement therein, but this confers no right of action against the company itself. In addition, such company, as opposed to its members, may take action against its officers including directors, for breach of their statutory and fiduciary duty to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
The Companies Act also provides that the Minister of Finance of Bermuda may at any time appoint one or more inspectors to investigate the affairs of an exempted company and to report on them in such manner as the Minister may direct. The inspector shall, on the completion of his investigation, report to the Minister and shall send copies of such reports to the company. However, no other person shall be informed of the nature or contents of the report save at the request of the company or on the direction of the Minister. Upon examining the inspector’s report, the Minister may require the company to take such measures as he may consider necessary in relation to its affairs or direct the Registrar of Companies in Bermuda to petition the Bermuda court for the winding up of the company.
Management
The Companies Act specifically requires that every officer of a company, which includes a director, managing director and secretary, in exercising any of his or her powers and discharging his or her duties must act honestly and in good faith with a view to the best interests of the company and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Furthermore, the Companies Act requires that every officer should comply with the Companies Act, regulations passed pursuant to the Companies Act and the bye-laws of the company.
Accounting and Auditing Requirements
Unless waived by all members and directors, a company must appoint an auditor. A person, other than an incumbent auditor, is not capable of being appointed auditor at an annual general meeting unless notice in writing of an intention to nominate that person to the office of auditor has been given not less than 21 days before the annual general meeting. The company must send a copy of such notice to the incumbent auditor and give notice thereof to the members not less than seven days before the annual general meeting. An incumbent auditor may, however, by notice in writing to the secretary of the company waive the foregoing requirements.
An auditor appointed to replace another auditor must, before accepting the appointment or consenting to be appointed, request and obtain from the former auditor a written statement as to the circumstances of the latter’s replacement. If the former auditor does not respond within 15 days, the new auditor may act in any event. An appointment as auditor of a person who has not requested a written statement from the former auditor is voidable by a resolution of the members at a general meeting. An auditor who has resigned or been removed, or whose term of office has expired or is about to expire, or who has vacated office, is entitled to (i) attend the general meeting of the company at which he is to be removed or his successor is to be appointed; (ii) to receive all notices of, and other communications relating to, that meeting which a member is entitled to receive; and (iii) to be heard at that meeting on any part of the business of the meeting that relates to his duties as auditor or former auditor.
The Companies Act requires a company to cause proper records of account to be kept with respect to (i) all sums of money received and expended by the company and the matters in respect of which the receipt and expenditure takes place; (ii) all sales and purchases of goods by the company and (iii) the assets and liabilities of the company.
Furthermore, it requires that a company keeps its records of account at the registered office of the company or at such other place as the directors think fit and that such records must at all times be open to inspection by the directors or the resident representative of the company. If the records of account are kept at some place outside Bermuda, there must be kept at the office of the company in Bermuda such records as will enable the directors or the resident representative of the company to ascertain with reasonable accuracy the financial position of the company at the end of each three month period, except that where the company is listed on an appointed stock exchange (as defined in the Companies Act), there must be kept such records as will enable the directors or the resident representative of the company to ascertain with reasonable accuracy the financial position of the company at the end of each six month period.
The Companies Act requires that the company make available to members the financial statements for the relevant accounting period signed on the balance sheet page by a director. This requirement may be waived if all of the members and all of the directors of the company, either in writing or at a general meeting, agree. Further, the company’s auditor must audit the financial statements so as to enable him to report to the members. Again, this requirement can be waived by all members and all directors. Based on the results of his audit, which must be made in accordance with generally accepted auditing standards, the auditor must then make a report to the members. The generally accepted auditing standards may be those of Bermuda or a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be appointed by the Minister of Finance of Bermuda under the Companies Act; and where the generally accepted auditing standards used are other than those of Bermuda, the report of the auditor must identify the generally accepted auditing standards used. Subject to certain exceptions provided in the Companies Act, the company must send to every member a copy of financial statements, prepared in accordance with generally accepted accounting principles and containing all such information and documents as required by the Companies Act (“Financial Statements”), at least five days before the general meeting of the company at which the Financial Statements are to be tabled.
Where a company does not convene an annual general meeting, financial statements must be made available to every member of the company within 12 months of the end of the year in which the annual general meeting was not held and any member may require the company to convene a general meeting to be held within 6 months of the failure to make available financial statements for the purpose of the laying before the company of such financial statements.
A company listed on an appointed stock exchange (such as the NYSE) may send to its members summarized financial statements derived from the Financial Statements for the relevant period instead of the Financial Statements. The summarized financial statements must include a summarized report of the Financial Statements and be accompanied by the auditor’s report. The summarized financial statements must be sent to members not less than 21 days before the general meeting at which the Financial Statements are to be tabled, and a copy of the summarized financial statements must be made available for inspection by the public at the company’s registered office. The company must also make a copy of the full Financial Statements available for inspection by the public at the company’s registered office. Summarized financial statements must be accompanied by a notice informing members how they may elect to receive the company’s Financial Statements.
Loans to Directors
Bermuda law prohibits a company from (i) making loans to any of its directors (or any directors of its holding company) or to their spouse or children or to companies (other than a company which is a holding company or a subsidiary of the company making the loan) in which a director, his spouse or children own or control directly or indirectly more than a twenty percent (20%) interest, or (ii) entering into any guarantee or providing any security in connection with a loan made to such persons as aforesaid by any other person, without the consent of any member or members holding in aggregate not less than nine-tenths of the total voting rights of all members having the right to vote at any meeting of the members of the company. These prohibitions do not apply to anything done to provide a director with funds to meet the expenditure incurred or to be incurred by him for the purposes of the company or for the purpose of enabling him properly to perform his duties as an officer of the company, provided that the company gives its prior approval at a general meeting or, if not, the loan, guarantee or security is made or given on condition that it will be repaid or discharged, as the case may be, within six months from the conclusion of the next following annual general meeting if the loan, guarantee or security is not approved at or before such meeting. If the approval of the company is not given for the loan, guarantee or security as aforesaid, the directors who authorized it will be jointly and severally liable to indemnify the company for any loss arising therefrom. Where the company has waived the requirement to hold an annual general meeting in accordance with the Companies Act and a loan is made to a director, the Board must convene a members’ meeting within the prescribed period to disclose the loan and obtain consent.
Taxation
The Corporate Income Tax Act 2023 (the “CIT Act”) was enacted in Bermuda on December 27, 2023 and tax is chargeable under the CIT Act for tax years starting on or after January 1, 2025. Entities subject to tax under the CIT Act are the Bermuda constituent entities of multi-national groups. A mult-national group is defined under the CIT Act as a group with entities in more than one jurisdiction with consolidated revenues of at least EUR750 million for two of the four previous fiscal years. If Bermuda constituent entities of a multi-national group are subject to tax under the CIT Act, such tax is charged at a rate of 15% of the net taxable income of such constituent entities as determined in accordance with and subject to the adjustments set out in the CIT Act (including in respect of foreign tax credits applicable to the Bermuda constituent entities).
The CIT Act does not impose any withholding tax, capital transfer tax, estate duty or inheritance and no such taxes are applicable in Bermuda to shares, debentures or other obligations of a Bermuda company held by non-residents of Bermuda. Persons who are ordinarily resident in Bermuda should consult their own tax advisors regarding possible Bermuda taxes with respect to dispositions of, and distributions received on, shares and/or other securities of a Bermuda company.
Stamp Duty
An exempted company is exempt from all stamp duties except on transactions involving “Bermuda property.” This term relates, essentially, to real and personal property physically situated in Bermuda,

including shares in local companies (as opposed to exempted companies). Transfers of shares and warrants in all exempted companies are exempt from Bermuda stamp duty.
Winding Up
A company may be wound up by the Bermuda court on application presented by the company itself, its creditors (including contingent or prospective creditors) or its contributories. The Bermuda court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the Bermuda court, just and equitable to do so.
A company may be wound up voluntarily when the members so resolve in general meeting, or, in the case of a limited duration company, when the period fixed for the duration of the company by its memorandum expires, or the event occurs on the occurrence of which the memorandum provides that the company is to be dissolved. In the case of a voluntary winding up, the company shall, from the commencement of the winding up, cease to carry on its business, except so far as may be required for the beneficial winding up thereof.
Where, on a voluntary winding up, a majority of directors make a statutory declaration of solvency, the winding up will be deemed a “members’ voluntary winding up.” In any case where such declaration has not been made, the winding up will be deemed a “creditors’ voluntary winding up.”
In the case of a members’ voluntary winding up of a company, the company in general meeting must appoint one or more liquidators within the period prescribed by the Companies Act for the purpose of winding up the affairs of the company and distributing its assets. If the liquidator is at any time of the opinion that the company will not be able to pay its debts in full in the period stated in the directors’ declaration of solvency, he is obliged to summon a meeting of creditors and lay before the meeting a statement of the assets and liabilities of the company.
As soon as the affairs of the company are fully wound up via a members’ voluntary winding up, the liquidator must make up an account of the winding up, showing how the winding up has been conducted and the property of the company has been disposed of, and thereupon call a general meeting of the company for the purposes of laying before it the account, and giving any explanation thereof. This final general meeting shall be called by advertisement in an appointed newspaper, published at least one month before the meeting. Within one week after the meeting the liquidator shall notify the Registrar of Companies in Bermuda that the company has been dissolved and the Registrar shall record that fact in accordance with the Companies Act.
In the case of a creditors’ voluntary winding up of a company, the company must call a meeting of the creditors of the company to be summoned for the day, or the next day following the day, on which the meeting of the members at which the resolution for voluntary winding up is to be proposed is held. Notice of such meeting of creditors must be sent at the same time as notice is sent to members. In addition, the company must cause a notice to appear in an appointed newspaper on at least two occasions.
The creditors and the members at their respective meetings may nominate a person to be liquidator for the purposes of winding up the affairs of the company and distributing the assets of the company, provided that if the creditors and the members nominate different persons, the person nominated by the creditors shall be the liquidator. If no person is nominated by the creditors, the person (if any) nominated by the members shall be liquidator. The creditors at the creditors’ meeting may also appoint a committee of inspection consisting of not more than five persons.
If a creditors’ voluntary winding up continues for more than one year, the liquidator is required to summon a general meeting of the company and a meeting of the creditors at the end of each year and must lay before such meetings an account of his or her acts and dealings and of the conduct of the winding up during the preceding year.
As soon as the affairs of the company are fully wound up via a creditors’ voluntary winding up, the liquidator must make up an account of the winding up, showing how the winding up has been conducted and the property of the company has been disposed of, and thereupon call a general meeting of the company and a meeting of the creditors for the purposes of laying the account before the meetings, and giving any explanation thereof. Each such meeting shall be called by advertisement in an appointed newspaper, published at least one month before the meeting. Within one week after the date of the meetings, or if the meetings are not held on the same date, after the date of the later meeting, the liquidator is required to send to the Registrar of Companies in Bermuda a copy of the account and make a return to him or her in accordance with the Companies Act. The company will be deemed to be dissolved on the expiration of three months from the registration by the Registrar of Companies in Bermuda of the account and the return. However, a Bermuda court may, on the application of the liquidator or of some other person who appears to the court to be interested, make an order deferring the date at which the dissolution of the company is to take effect for such time as the court thinks fit.

LEGAL MATTERS
The validity of the Common Shares being offered by this prospectus and other legal matters concerning this offering relating to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Valaris Limited as of December 31, 2024 and 2023 and for each of the years in the three-year period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby and payable by us.
SEC registration fee	†
Printing and engraving expenses	*
Fees and expenses of legal counsel	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous	*
Total	*

†
The Company previously paid a registration fee of $53,707.44 in connection with the prior registration of 14,495,079 Common Shares on a registration statement on Form S-3 (File No. 333-263353), which was filed with the SEC and became effective automatically on March 7, 2022 (the “Prior Registration Statement”), of which 4,760,965 Common Shares are being registered hereunder for resale by the selling shareholders and remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with such unsold Common Shares will continue to be applied to the offer and resale of such unsold Common Shares pursuant to this registration statement. As a result, no additional filing fee is due upon the filing of this registration statement. The offering of all securities pursuant to the Prior Registration Statement will be deemed terminated as of the effective date of this registration statement.

*
Estimated expenses are not presently known.

Item 15.   Indemnification of Directors and Officers.
Companies Act 1981 of Bermuda
Section 98 of the Companies Act 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
The Bye-laws provide that Valaris shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. Valaris has purchased and maintains a directors’ and officers’ liability policy for such a purpose.
D&O Insurance and Indemnification Agreements
The Company maintains directors’ and officers’ insurance which includes coverage for liability under the federal securities laws. The Company also maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.
The Company has also entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements require the Company to (i) indemnify these individuals to the fullest extent permitted under Bermuda law against liabilities that may arise by reason of their service to the Company and (ii) advance expenses reasonably incurred as a result of any proceeding against them as to which they could be indemnified. Each indemnity agreement is in substantially the form included herein as Exhibit 10.4 to this Registration Statement. The description of the indemnity agreements is qualified in its entirety by reference to the full text of the form of indemnity agreement, which is incorporated herein by reference.
Item 16.   Exhibits
The following documents are filed as exhibits to this registration statement:
Exhibit Number	Exhibit
2.1	Fourth Amended Joint Chapter 11 Plan of Reorganization of Valaris plc and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code (incorporated by reference to Exhibit A of Order Confirming the Debtor’s Fourth Amended Joint Chapter 11 Plan of Reorganization, filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on March 5, 2021, File No. 001-08097).
3.1	Memorandum of Association of Valaris Limited (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 30, 2021, File No. 001-08097).
3.2	Bye-laws of Valaris Limited (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 30, 2021, File No. 001-08097).
4.1	Registration Rights Agreement, dated as of April 30, 2021, by and among Valaris Limited and the holders party thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 30, 2021, File No. 001-08097).
4.2	Description of the Company’s Common Shares (incorporated by reference to Exhibit 4.6 to the Registrant’s Annual Report on Form 10-K filed on February 22, 2022, File No. 001-08097).
4.3	Description of the Company’s Warrants (incorporated by reference to Exhibit 4.7 to the Registrant’s Annual Report on Form 10-K filed on February 22, 2022, File No. 001-08097).
4.4	Warrant Agreement, dated as of April 30, 2021, by and between Valaris Limited and Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 30, 2021, File No. 001-08097).
5.1*	Legal opinion of Conyers Dill & Pearman Limited as to the legality of the securities being registered.
23.1*	Consent of Conyers Dill & Pearman Limited (contained in Exhibit 5.1).
23.2*	Consent of KPMG LLP.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
107*	Filing Fee Tables.

*
Filed herewith.

Item 17.   Undertakings
(a)   The undersigned registrant hereby undertakes:
(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)   to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.
(2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)   that, for purposes of determining liability under the Securities Act to any purchaser:
(i)   each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and
(ii)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda on March 7, 2025.
Valaris Limited
By:
/s/ Anton Dibowitz

Anton Dibowitz
Director, President and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints each of Anton Dibowitz, Christopher T. Weber and Davor Vukadin as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits hereto and other documents in connection therewith or in connection with the registration of the securities under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitutes may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Anton Dibowitz Anton Dibowitz	Director, President and Chief Executive Officer (principal executive officer)	March 7, 2025
/s/ Christopher T. Weber Christopher T. Weber	Senior Vice President and Chief Financial Officer (principal financial officer)	March 7, 2025
/s/ Melissa Barron Melissa Barron	Controller (principal accounting officer)	March 7, 2025
/s/ Elizabeth D. Leykum Elizabeth D. Leykum	Chair of the Board	March 7, 2025
/s/ Dick Fagerstal Dick Fagerstal	Director	March 7, 2025
/s/ Joseph Goldschmid Joseph Goldschmid	Director	March 7, 2025

Signature	Title	Date
/s/ Catherine Hughes Catherine Hughes	Director	March 7, 2025
/s/ Kristian Johansen Kristian Johansen	Director	March 7, 2025